Agreement between

Melt (California) Inc. (herein known as Melt)

And

P.G.I. of Saugatuck, Inc (herein known as PGI)

Dated

September 30, 2003

The parties agree as follows:

PGI is a manufacturer of Italian artisan ice cream; both the gelato and sorbetto are made to order fresh with true raw ingredients. PGI is willing and interested in supplying Melt with ice cream products manufactured by PGI.

Melt is a retailer and distributor of Italian artisan ice cream and is willing and interested in entering into a business relationship to purchase for it's company owned and franchised stores and distribute ice cream manufactured by PGI to restaurants and other independently owned outlets.

Terms of the agreement are as follows:

1. PGI will supply its products to Melt which include gelato and sorbetto Italian artisan ice cream.

2. If Melt provides recipe's for the production of Melt's brand of Italian ice cream then PGI will keep this information confidential and not disclose it outside third parties.

3. PGI will endeavour to manufacturer and ship from it's location in Saugatuck each order within 10 days of receipt of the order. In no event will PGI take more than 15 days to manufacturer and ship each order. Transmission of the order will be by either fax or electronic mail.

4. PGI will not be required to keep inventory, however if PGI decides to keep inventory of certain flavours, it may do so, however in no instances will PGI ship product that has been manufactured more than 30 days prior to shipment.

5. PGI will be responsible for shipping product to each retail or wholesale location as per each purchase order provide by Melt at PGI's expense. The product will be delivered to the storage area of each of Melt locations as per each purchase order. If the shipping costs are greater than 10% of the costs of the product Melt will be responsible for the payment of the excess fright charges above 10%.

6. PGI has agreed to supply product to Melt based on the following delivered prices for 2.5 gal 320 fl oz drums,

Italian Ices $20.00
Sorbetto Flavours $34.00
Gelato - Basic Flavours $35.00
Gelato - Premium Flavours $37.50

These prices are based on each order being for 120 drums. If any order is for less than 120 drums then the price for that order will be negotiated accordingly at the time of PGI receiving the order. These prices may increase if PGI's cost of supplies increase.

7. The following flavours are listed as the initial flavours, those marked in red are classified as premium flavours. If any new flavours are ordered at a later date PGI will advise if any of the new flavours are premium flavours when an order is received, if Melt is not advised then the price of new gelato flavours will be $35.00.

Item Code	Description
1100-001	Red Raspberry Sorbetto
1100-002	Lemon Sorbetto
1100-003	Mango Sorbetto
1100-004	Mixed Berry Sorbetto
1100-005	Passion Fruit Sorbetto
1100-006	Strawberry Sorbetto
1200-001	Strecchatella Gelato
1200-002	Tiramisu Kalaha Gelato
1200-003	Black Cherry Zinfandel Gelato
1200-004	Almond Ameretto
1300-001	White Chocolate Raspberry Gelato
1300-002	Swiss Chocolate Couverture Gelato
1300-003	Triple White Chocolate Gelato
1300-004	Cappuccino Hazelnut Gelato
1300-005	Rocher Gelato
1300-006	Espresso Gelato
1400-001	Tahitian Vanilla Honey
1400-002	Strawberry Gelato
1400-003	Crème de Mint Chip Gelato
1400-004	Café Carmel Gelato
1400-005	French Vanilla with Bean Specks Gelato
1400-006	Cream Caramel Gelato
1400-007	Roasted Pistachio Gelato
1400-008	Coconut Gelato
1400-009	Chocolate Chip Gelato
1400-010	Raspberry Gelato
1500-001	Double Dutch Chocolate
1500-002	Macan Island Fudge
1500-003	Toasted Coconut Almond Fudge
1500-004	Banana Caramel Praline Gelato
1500-005	Dark Chocolate Fudge Cookie Gelato
1500-006	Peanut Butter Cookie Gelato

8. Terms of payment: Melt will provide PGI with an initial payment of $4,000.00 prior to the shipment of the first order. This payment will serve as a security deposit to safe guard PGI. All invoices will be paid by Melt 15 days from date of invoice.

9. Site inspections: PGI agree to allow personnel from Melt access to the factory at any time during normal working hours.

10. PGI agree to supply Melt the main ingredients used and the nutritional contents of each flavour. It is agreed that the details will only be approximate by flavour, and will not be scientific calculation. It is envisaged by PGI that PGI should be able to supply the nutritional contents during the first quarter of 2004.

11. PGI agree not to supply product to stores owned by Brian Davimes and Debbie Davimes operating under the name of Scoop or any other name, provided annual purchases are in excess of $100,000 after the second year of operations.

By signing this agreement both parties agree to be bound by its terms

Signed and accepted for:

P.G.I. of Saugatuck, Inc Melt (California) Inc.

/s/ Pete Palazzolo /s/ Clive Barwin
_________________________ _____________________
Pete Palazzolo - President Clive Barwin - President

/s/ Signed /s/ Signed
_______________________ ______________________
Witness Witness